TERMINATION AND RELEASE

This Termination and Release Agreement is made and entered into this ___ day of January, 2007, effective December 31, 2006, by and among Broadcast International, Inc., a Utah Corporation (“Broadcast”), Yang Lan Studio, Ltd, a Hong Kong corporation (“Yang Lan”), Broadvision Global, Ltd., a British Virgin Islands corporation (“Broadvision”), and Sun Media Investment Holdings, Ltd, a Hong Kong corporation (“Sun”).

Whereas, Broadcast entered into a Stock Purchase Agreement dated August 15, 2006, with Yang Lan (“Stock Purchase Agreement”), a copy of which is attached hereto and incorporated herein by reference; and,

Whereas, Broadcast entered into a Technology License Agreement dated August 15, 2006, with Yang Lan (“E-Publishing License”), a copy of which is attached hereto and incorporated herein by reference; and,

Whereas, Broadcast entered into a Technology License Agreement dated August 15, 2006, with Broadvision (“Broadvision License”), a copy of which is attached hereto and incorporated herein by reference; and,

Whereas, Broadcast entered into a Share Exchange Agreement dated August 15, 2006, with Sun (“Share Exchange Agreement”), a copy of which is attached hereto and incorporated herein by reference; and,

Whereas, the parties desire now to terminate all of the above described agreements and provide for their rescission all on the terms and conditions contained herein.

Now, therefore, in consideration of the above and the terms and conditions set forth hereafter, the parties agree as follows:

1.

E-Publishing License.  Broadcast and Yang Lan shall amend the E-Publishing License and Yang Lan agrees that 3,500,000 shares of common stock issued by Broadcast in consideration of the E-Publishing License shall be returned to Broadcast and shall be cancelled.  This shall be accomplished by Yang Lan surrendering  Broadcast International certificate # 3816 to Broadcast’s transfer agent and having two certificates issued; one of which shall be for 3,500,000 shares in the name of Broadcast International, Inc. and one for 500,000  in the name of Yang Lan Studios, Ltd.  All of the other terms and conditions of the license shall remain in full force and effect.

2.

Broadvision License.  Broadcast and Broadvision hereby agree to terminate the Broadvision License.  Yang Lan and Broadvision agree that Broadcast shall cancel Broadcast International, Inc. certificate # 3818 for 1,000,000 shares in the name of Beijing Broadvision, Inc.

2(a).   Sun New Media Shares.  Broadcast International certificate # 3842, currently issued in the name of Sun New Media Inc. in the amount of 1,000,000 shares and which was issued in consideration of the Broadvision License, shall remain outstanding and shall be considered to be additional consideration for the amended E-publishing license.

3.

Share Exchange Agreement.  Broadcast and Sun hereby terminate the Share Exchange Agreement and Sun agrees to return the 3,000,000 shares of Broadcast common stock represented by certificate # 3815 issued by Broadcast to Sun in consideration of the Share Exchange Agreement.  Broadcast shall return the 1,515,544 shares of common stock of Sun New Media, Inc. received by Broadcast from Sun in consideration of the Share Exchange Agreement.

4.

Stock Purchase Agreement.  Broadcast and Yang Lan hereby terminate the Stock Purchase Agreement.  Yang Lan shall surrender the 666,667 shares of Broadcast common stock purchased by Yang Lan and Broadcast shall cancel the purchased shares.  In addition, Broadcast shall cancel the A, B, C and D warrants granted to Yang Lan as part of the purchase. Broadcast shall pay to Yang Lan the purchase price originally paid pursuant to the Stock Purchase Agreement less payments made by Broadcast as requested and directed by Dr. Wu.  The original purchase price was $1,000,000.  Of that total, Broadcast advanced $500,000 to Validian, Inc. pursuant to a Memorandum of Understanding (“Validian MOU”). Broadcast shall pay to Yang Lan the sum of $500,000 and shall assign to Yang Lan all of its rights under the Validian MOU in full satisfaction of amounts owed to Yang Lan by reason of this Termination Agreement. The $500,000 shall be paid within 10 days of the execution of the amendments to the E-Publishing License. Provided, however, Broadcast will complete the licensing arrangement described in the Validian MOU, but shall cause all of the Validian common stock issuable by reason of the licensing arrangement to be issued to Yang Lan, less 1 million shares to be retained by Broadcast International..

5.

Resignation from Broadcast Board.  Dr. Wu hereby resigns from the Board of Directors of Broadcast effective upon execution hereof.

6.

Broadcast Release.  In consideration of the recitals and agreement provisions set forth in this Agreement and the Broadcast shares to be surrendered to it,  the receipt and sufficiency of which is hereby acknowledged, and with the intent of binding itself and its successors and assigns, Broadcast hereby fully and forever releases and discharges, Yang Lan, Broadvision, and Sun, and their current and future, officers, directors, shareholders, agents, servants, affiliates, successors, heirs, personal representatives  from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed or which may have existed or which do exist or which may result therefrom, pertaining in any way whatsoever to the Stock Purchase Agreement, Stock Exchange Agreement, the Broadvision License and the E-Publishing License  from the beginning of time up to the execution date hereof.

7.

Yang Lan, Sun, and Broadvision Release.  In consideration of the recitals and agreement provisions set forth in this Agreement and the cash to be paid,  the receipt and sufficiency of which is hereby acknowledged, and with the intent of binding themselves and their successors and assigns, Yang Lan, Sun and Broadvision hereby fully and forever release and discharge, Broadcast, and its current and future, officers, directors, shareholders, agents, servants, affiliates, successors, heirs, personal representatives  from any and all claims, demands, actions, causes of action, judgments and liabilities of any kind or nature whatsoever in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed or which may have existed or which do exist or which may result therefrom, pertaining in any way whatsoever to the Stock Purchase Agreement, Stock Exchange Agreement, the Broadvision License and the E-Publishing License  from the beginning of time up to the execution date hereof.

8.

Other.

a.  Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, fourteen (14) days after the date of deposit in the mail, as follows:

i.  If to Yang Lan, Sun, or Broadvision:

Dr. Bruno Wu

#387, Yongjia Road, Shanghai

P.R. China

Fax:  8621 64453377

ii.  If to Broadcast:

Rodney M. Tiede

7050 Union Park Ave. #600

Salt Lake City, Utah  84047

Fax: 801-562-1773

Any party may change its address for notice hereunder by notice to the other parties hereto in writing.

b.  Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

c.  Waivers and Amendments.  This Agreement may be amended, modified, superceded canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

d.  Governing Law.  This Agreement shall be governed by and be construed in accordance with the internal laws of the State of Utah applicable to agreements made and to be performed entirely with such state.

e.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

f.  Attorneys’ fees.  In the event there is a default under this Agreement, the party in default shall pay all costs, expenses and attorneys’ fees incurred by the other party in enforcing its rights hereunder.

g.  Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

h.  Further Actions.  Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to consummate the termination and to transfer with full title all stock transferred herewith or to otherwise effect the other purposes of this agreement. The foregoing notwithstanding, this Termination Agreement shall be effective in all respects, including transfer of title of assets, upon execution hereof and other actions shall be deemed required only to more completely document the intent of the parties.

i.  Availability of Equitable Remedies.  Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection wherewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

j.  Authority of Signors.  Each of the signors of this Agreement represents and warrants that he has the authority from each respective party to enter into this Agreement for and in behalf of the party for which and that such action has been duly authorized by the appropriate corporate action by the party.

In witness whereof, the parties have executed this Agreement effective as of the date first above written.

BROADCAST INTERNATIONAL, INC

/s/ Rodney M. Tiede

By:

Rodney M. Tiede

Title:

President

YANG LAN STUDIO LTD.

/s/ Bruno Wu

By:

Bruno Wu

Title:

President

SUN MEDIA INVESTMENT HOLDINGS, LTD.

/s/ Bruno Wu

By:  Bruno Wu

Title:  President

BROADVISION GLOBAL, LTD.

/s/ Bruno Wu

By:  Bruno Wu

Title: